EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Investor Relations: Lauren Babus
201-307-2100
investorrelations@hertz.com
Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ REPORTS RECORD THIRD QUARTER OPERATING RESULTS

•                  Record third quarter revenues of $2.45 billion, up 9.3% compared with the third quarter of 2006.  Record quarterly revenues for worldwide car and equipment rental.

•                  11.0% revenue growth for worldwide car rental in the third quarter, including a 5.5% increase in transaction days, and a 2.7% increase in U.S. rental rate revenue per transaction day (RPD), with a 4.8% RPD increase at U.S. airports.

•                  U.S. off-airport car rental revenue increased 13.6% in the third quarter, with 15.8% transaction day growth.

•                  Adjusted pre-tax income for the quarter of $334.9 million, up 34.4%, with an adjusted pre-tax income margin improvement of 260 basis points, to 13.7%.

•                  Adjusted net income of $212.2 million, up 35.2%, or adjusted earnings per share of $0.65, compared with $0.48 in the third quarter of 2006.

Park Ridge, NJ (October 29, 2007) — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported record third quarter 2007 revenues of $2.45 billion, an increase of 9.3% over the same period in 2006, led by an 11.0% increase in worldwide car rental revenues for the quarter to a record $1.98 billion. The improvement in car rental revenues was driven by a 5.5% increase in transaction days, and a 2.7% increase in rental rate revenue per transaction day(1) (RPD) in the United States, with a 4.8% RPD increase at U.S. airports. Revenues from worldwide equipment rental were a record $464.9 million, up 2.6% over the prior year period.

Adjusted pre-tax income(2), the measurement the Company believes best reflects financial results from ongoing operations and which the Company uses as its segment measure of profitability, for the third quarter of 2007 was $334.9 million, an increase of 34.4% over the third quarter of 2006. The adjusted pre-tax margin for the quarter was 13.7%, 260 basis points higher than in the third quarter of 2006.  Income before income taxes and minority interest (“pre-tax income”), on a GAAP basis, was $255.1 million, 55.6% above the $163.9 million of pre-tax income earned in the third quarter of 2006. Total adjustments to reconcile pre-tax income to adjusted pre-tax income for the quarter totaled $79.8 million, as non-cash debt charges, purchase accounting charges and restructuring charges, among other adjustments, were slightly offset by a credit from a change in our vacation policy.  Corporate EBITDA(3) for the quarter was $555.1 million, a 13.5% year-over-year improvement.

Adjusted net income(4) was $212.2 million, an increase of 35.2% compared with the third quarter of 2006, resulting in adjusted earnings per share for the quarter of $0.65, based on the pro forma post-IPO diluted number of shares outstanding (324.8 million), compared with adjusted earnings per share of $0.48 in the prior year period. Net income, on a GAAP basis, for the quarter was $162.7 million, or $0.50 per share on a fully diluted basis, compared with net income of $107.5 million, or $0.46 per share on a fully diluted basis, for the third quarter of 2006.

INCOME MEASUREMENTS, THIRD QUARTER 2007 & 2006

	Q3 2007			Q3 2006
(in millions, except per share amounts)	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 327.5M and 231.9M shares)	$255.1	$162.7	$0.50	$163.9	$107.5	$0.46
Adjustments:
Non-cash debt charges	34.8			24.1
Purchase accounting	23.3			22.3
Restructuring charges	16.1			—
CEO/CFO transition costs	7.8			4.2
Interest on HGH debt	—			23.6
Stock-based compensation charges	—			13.3
Mark-to-market adjustment	7.0			(2.3)
Vacation accrual adjustment	(9.2)			—
Adjusted pre-tax income	334.9	334.9		249.1	249.1
Assumed provision for income taxes at 35%		(117.2)			(87.1)
Minority interest		(5.5)			(5.0)
Earnings Measures, as adjusted (EPS based on pro forma fully diluted post- IPO shares of 324.8M)	$334.9	$212.2	$0.65	$249.1	$157.0	$0.48

The Company ended the third quarter of 2007 with net corporate debt(1) of $4.57 billion, compared with $4.93 billion as of September 30, 2006, an improvement of $354.1 million.  Levered after-tax cash flow after fleet growth(1) was a use of $34.2 million for the nine month period ending September 30, 2007, compared with a use of $104.1 million in the prior year period. The year-over-year improvement is driven by higher earnings, lower working capital investment, and lower HERC fleet investment partially offset by increased net equity in car rental fleet assets.   The latter is primarily due to the decision to increase the car rental fleet in the third quarter of 2007 to meet higher summer demand and the timing of program car manufacturer receivables.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer, said, “Hertz achieved record third quarter operating results due to robust consolidated revenue growth, reflecting strong pricing increases in the U.S. car rental market, especially on-airport, and double-digit growth in the U.S. off-airport car rental market, a trend we anticipate will continue as our off-airport  expansion strategy proceeds.  We also delivered another quarter of strong cost management, with direct operating expenses decreasing by over two full percentage points of revenue compared with the third quarter of 2006. Equipment rental volume continues to be affected by slower growth in the U.S. construction market, but HERC nevertheless generated record revenues, record profits and improved margins in the third quarter.”

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were a record $1.98 billion for the third quarter of 2007, an increase of 11.0% over the prior year period. Transaction days for the quarter improved 5.5% [4.7% U.S.; 7.1% International] reflecting growth in both the airport and off-airport business in the U.S. and Europe. U.S. off-airport revenues for the third quarter increased 13.6% year-over-year, with transaction day growth of 15.8%. Rental rate revenue per transaction day for the quarter was 2.4% above the prior year period [2.7% U.S.; 1.9% International]. Pricing was strong during the peak summer travel period in the United States, particularly in the airport market where rental rate revenue per transaction day increased by 4.8%, partially offset by the pricing impact of profitable, double-digit transaction day growth in the Company’s off-airport market.  The off-airport market, which includes insurance replacement business, exhibits lower price characteristics and also lower vehicle, transaction and real estate cost characteristics, combined with longer rental lengths. Also, the insurance replacement business is subject to less economic and seasonal volatility than the airport business. Finally, our corporate accounts, which represent about 25% of total revenue, experienced an average price increase for contract renewals during the third quarter of approximately 3%.  Third quarter revenue growth in the European car rental market, which constitutes a significant portion of the International segment, was attributable primarily to strong transaction day growth and strong revenue growth in several markets, including double-digit revenue growth from the Company’s exclusive car rental partnership with Ryanair.  Also, European leisure and vans/truck business exhibited strong growth during the quarter.

Adjusted pre-tax income for the third quarter of 2007 was $294.1 million, an improvement of 28.6% over the prior year period. The result was driven by transaction day improvement and a 2.5 percentage point (50.2% v 52.7%) improvement in adjusted direct operating expenses as a percentage of revenues compared with the third quarter of 2006.

The worldwide average number of Company-operated cars for the third quarter of 2007 was 505,400, an increase of 8.0% over the prior year period, reflecting current year volume increases to meet anticipated rental demand.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were a record $464.9 million for the third quarter of 2007, a 2.6% increase over the prior year period, while pricing decreased 0.1%. Slower growth in the U.S. non-residential construction market continues to offset otherwise strong year-over-year revenue growth in other sectors of the diversified U.S. equipment rental industry, especially the industrial market.

Adjusted pre-tax income for the third quarter of 2007 was $109.2 million, another record, and a 5.2% improvement over the third quarter of 2006, attributable to revenue growth and a 1.5 percentage point decrease (45.3% v 46.8%) in adjusted direct operating expenses as a percentage of revenue.

The average acquisition cost of rental equipment operated during the third quarter of 2007 increased by 6.7% year-over- year — compared with a 7.3% increase in the second quarter of 2007 over the prior year period —  to $3.40 billion, and net revenue earning equipment as of September 30, 2007 was $2.72 billion, a 7.8% increase over the amount as of September 30, 2006.

OUTLOOK

Based on strong operational performance year-to-date, the Company forecasts that full year 2007 revenue, adjusted pre-tax income and adjusted net income and adjusted net income per share will be at the upper end or above prior guidance, with Corporate EBITDA for the year at the lower end of the guidance range.  Unlike adjusted pre-tax income and adjusted net income, the Corporate EBITDA calculation does not include the benefits from reductions in corporate interest expense, right-sizing the HERC fleet and more efficient use of non-fleet assets.  For these reasons, the Company believes adjusted pre-tax income and adjusted net income are preferable measures of profitability, although Corporate EBITDA is important for the Company’s financial covenants.  The Company’s earlier forecasts are: worldwide revenue of between $8.5 billion to $8.6 billion, an increase of between 5% to 7% over 2006, with car rental revenue growth outpacing equipment rental; adjusted pre-tax income in the range of $600 million to $630 million, an increase of between 23% and 29% over 2006; Corporate EBITDA in the range of $1.54 billion to $1.57 billion, an increase of between 12% to 14% over 2006; and adjusted net income of $372 million to $395 million, an increase of between 24% to 32% over 2006, or $1.15 to $1.22 per share, based on the pro forma post-IPO diluted number of shares outstanding (324.8 million).(5)

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the third quarter as the Company. The third quarter of 2007 pre-tax income and net income of Hertz were, however, slightly lower than those of the Company primarily because of additional interest expense recognized by Hertz on an intercompany loan from the Company.

(1) Rental rate revenue per transaction day, net corporate debt and levered after-tax cash flows after fleet growth are non-GAAP measures. See the accompanying reconciliations.

(2) Adjusted pre-tax income, a non-GAAP measure of profitability, represents pre-tax income plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(3) Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(4) Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax income amount less a provision for income taxes derived utilizing a normalized income tax rate (35%) and minority interest. See the accompanying reconciliations.

(5) Management believes that adjusted pre-tax income, Corporate EBITDA and adjusted net income are useful in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to each of adjusted pre-tax income, Corporate EBITDA and adjusted net income are pre-tax income, cash flows from operating activities and net income. Because of the forward-looking nature of the Company’s forecasted adjusted pre-tax income, Corporate EBITDA and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted pre-tax income, cash flows from operating activities and net income to forecasted adjusted pre-tax income, Corporate EBITDA and adjusted net income are not available. The Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted pre-tax income, cash flows from operating activities and net income would imply a degree of precision that could be confusing or misleading to investors.

CONFERENCE CALL INFORMATION

The Company’s third quarter 2007 earnings conference call will be held on Monday, October 29, 2007, at 10:00 a.m. (EDT). To access the conference call live, dial 888-428-4474 (U.S.) or 612-332-0634 (International) using the pass code 884004 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through November 5, 2007 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 884004. The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 7,900 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain. Hertz Global Holdings, Inc. is the corporate parent of Hertz.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the United States Securities and Exchange Commission, or the “SEC,” on March 30, 2007, and its Quarterly Report on Form 10-Q for the three months ended June 30, 2007, as filed with the SEC on August 14, 2007, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2007 and 2006
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three and Nine Months Ended September 30, 2007 and 2006
Table 3:	Segment Information for the Three and Nine Months Ended September 30, 2007 and 2006
Table 4:	Selected Operating and Financial Data as of or for the Three and Nine Months Ended September 30, 2007
Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three and Nine Months Ended September 30, 2007 and 2006
Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow before Fleet Growth and Levered After-Tax Cash Flow after Fleet Growth for the Three and Nine Months Ended September 30, 2007 and 2006

Table 7:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Net Corporate Debt, Net Fleet Debt, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three and Nine Months Ended September 30, 2007 and 2006

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent		Nine Months Ended		As a Percent
	September 30,		of Total Revenues		September 30,		of Total Revenues
	2007	2006	2007	2006	2007	2006	2007	2006
Total revenues	$2,449.6	$2,240.6	100.0%	100.0%	$6,546.8	$6,067.8	100.0%	100.0%

Expenses:
Direct operating	1,216.1	1,176.8	49.7%	52.5%	3,495.1	3,384.2	53.4%	55.8%
Depreciation of revenue earning equipment	535.0	467.9	21.8%	20.9%	1,498.9	1,311.4	22.9%	21.6%
Selling, general and administrative	203.2	182.3	8.3%	8.1%	586.0	541.7	8.9%	8.9%
Interest, net of interest income	240.2	249.7	9.8%	11.2%	661.3	672.6	10.1%	11.1%
Total expenses	2,194.5	2,076.7	89.6%	92.7%	6,241.3	5,909.9	95.3%	97.4%
Income before income taxes and minority interest	255.1	163.9	10.4%	7.3%	305.5	157.9	4.7%	2.6%
Provision for taxes on income	(86.9)	(51.4)	(3.6)%	(2.3)%	(107.3)	(69.5)	(1.7)%	(1.1)%
Minority interest	(5.5)	(5.0)	(0.2)%	(0.2)%	(14.4)	(12.3)	(0.2)%	(0.2)%
Net income	$162.7	$107.5	6.6%	4.8%	$183.8	$76.1	2.8%	1.3%

Weighted average number of shares outstanding:
Basic	321.5	231.9			321.0	230.7
Diluted	327.5	231.9			325.3	230.7

Earnings per share:
Basic	$0.51	$0.46			$0.57	$0.33
Diluted	$0.50	$0.46			$0.57	$0.33

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,449.6	$—		$2,449.6	$2,240.6	$—		$2,240.6

Expenses:
Direct operating	1,216.1	(16.6	)(a)	1,199.5	1,176.8	(18.4	)(a)	1,158.4
Depreciation of revenue earning equipment	535.0	(4.5	)(b)	530.5	467.9	(3.7	)(b)	464.2
Selling, general and administrative	203.2	(23.9	)(c)	179.3	182.3	(15.4	)(c)	166.9
Interest, net of interest income	240.2	(34.8	)(d)	205.4	249.7	(47.7	)(d)	202.0
Total expenses	2,194.5	(79.8)		2,114.7	2,076.7	(85.2)		1,991.5
Income before income taxes and minority interest	255.1	79.8		334.9	163.9	85.2		249.1
Provision for taxes on income	(86.9)	(30.3	)(e)	(117.2)	(51.4)	(35.7	)(e)	(87.1)
Minority interest	(5.5)	—		(5.5)	(5.0)	—		(5.0)
Net income	$162.7	$49.5		$212.2	$107.5	$49.5		$157.0

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$6,546.8	$—		$6,546.8	$6,067.8	$—		$6,067.8

Expenses:
Direct operating	3,495.1	(62.1	)(a)	3,433.0	3,384.2	(57.3	)(a)	3,326.9
Depreciation of revenue earning equipment	1,498.9	(13.0	)(b)	1,485.9	1,311.4	(6.5	)(b)	1,304.9
Selling, general and administrative	586.0	(40.3	)(c)	545.7	541.7	(31.9	)(c)	509.8
Interest, net of interest income	661.3	(87.3	)(d)	574.0	672.6	(100.6	)(d)	572.0
Total expenses	6,241.3	(202.7)		6,038.6	5,909.9	(196.3)		5,713.6
Income before income taxes and minority interest	305.5	202.7		508.2	157.9	196.3		354.2
Provision for taxes on income	(107.3)	(70.6	)(e)	(177.9)	(69.5)	(54.4	)(e)	(123.9)
Minority interest	(14.4)	—		(14.4)	(12.3)	—		(12.3)
Net income	$183.8	$132.1		$315.9	$76.1	$141.9		$218.0

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three and nine months ended September 30, 2007, also includes restructuring charges of $5.5 million and $30.4 million, respectively, and a vacation accrual adjustment of $7.4 million and $23.5 million, respectively.

(b)	Represents the increase in depreciation of revenue earning equipment based upon their revaluation relating to purchase accounting.
(c)

Represents the increase in depreciation of property and equipment relating to purchase accounting and CEO/CFO transition costs. For the three and nine months ended September 30, 2007, also includes restructuring charges of $10.6 million and $35.0 million, respectively, vacation accrual adjustments of $1.7 million and $5.1 million, respectively, and an unrealized loss of $7.0 million and unrealized gain of $3.2 million, respectively, on derivatives and for the nine months ended September 30, 2007, $2.0 million of secondary offering costs.  For the three and nine months ended September 30, 2006,  includes stock-based compensation charges of $13.3 million and unrealized gains of $2.3 million and unrealized losses of $19.2 million, respectively, on the mark to market of the Euro-denominated debt.   On October 1, 2006, we designated this Euro-denominated debt as an effective net investment hedge of our Euro-denominated net investment in our foreign operations, as such we will no longer incur unrealized exchange transaction gains or losses in our consolidated statement of operations.  For the nine months ended September 30, 2006, also includes a $6.6 million gain on the sale of a swap derivative.

(d)

Represents non-cash debt charges relating to the amortization of debt financing costs and debt discount.  For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rate swaps and for the  nine months ended September 30, 2007, includes the write off of $16.1 million of unamortized debt costs associated with a debt modification. For the three and nine months ended September 30, 2006, also includes interest on the $1.0 billion HGH loan facility of $23.6 million and $23.8 million, respectively.  Total adjusted interest, net of interest income, consists of net corporate cash interest of $66.6 million and $209.3 million and net fleet cash interest of $138.8 million and $364.7 million for the three and nine months ended September 30, 2007, respectively, and net corporate cash interest of $78.6 million and $237.2 million and net fleet cash interest of  $123.4 million and $334.8 million for the three and nine months ended September 30, 2006, respectively.

(e)	Represents a provision for income taxes derived utilizing a normalized income tax rate (35%).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Car Rental	$1,982.2	$1,785.5	$5,252.2	$4,825.3
Equipment Rental	464.9	453.0	1,287.8	1,236.6
Corporate and Other	2.5	2.1	6.8	5.9
	$2,449.6	$2,240.6	$6,546.8	$6,067.8

Depreciation of property and equipment:
Car Rental	$31.8	$36.8	$99.8	$113.3
Equipment Rental	10.0	10.4	29.8	30.1
Corporate and Other	1.6	1.3	4.8	4.6
	$43.4	$48.5	$134.4	$148.0

Amortization of other intangible assets:
Car Rental	$7.6	$7.3	$22.2	$22.0
Equipment Rental	8.1	8.2	24.3	24.3
Corporate and Other	—	—	—	—
	$15.7	$15.5	$46.5	$46.3

Income (loss) before income taxes and minority interest:
Car Rental	$250.5	$204.8	$379.2	$283.1
Equipment Rental	94.4	84.5	224.2	190.3
Corporate and Other	(89.8)	(125.4)	(297.9)	(315.5)
	$255.1	$163.9	$305.5	$157.9

Corporate EBITDA:
Car Rental	$326.7	$273.0	$586.4	$494.3
Equipment Rental	226.6	215.5	603.8	547.3
Corporate and Other	1.8	0.7	(26.7)	(28.0)
	$555.1	$489.2	$1,163.5	$1,013.6

Adjusted pre-tax income (loss):
Car Rental	$294.1	$228.7	$484.1	$359.1
Equipment Rental	109.2	103.8	271.5	245.0
Corporate and Other	(68.4)	(83.4)	(247.4)	(249.9)
	$334.9	$249.1	$508.2	$354.2

Adjusted net income (loss):
Car Rental	$191.2	$148.6	$314.7	$233.4
Equipment Rental	71.0	67.6	176.5	159.3
Corporate and Other	(50.0)	(59.2)	(175.3)	(174.7)
	$212.2	$157.0	$315.9	$218.0

Pro forma post-IPO diluted number of shares outstanding	324.8	324.8	324.8	324.8

Adjusted diluted earnings per share	$0.65	$0.48	$0.97	$0.67

Note:

“Corporate and other” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Sept. 30,	prior year	of Sept. 30,	prior year
	2007	period	2007	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,667	4.7%	21,975	4.4%
Domestic	5,578	4.3%	16,395	4.2%
International	2,089	5.8%	5,580	4.8%

Worldwide transaction days (in thousands)	36,626	5.5%	98,355	5.0%
Domestic	23,957	4.7%	67,793	4.4%
International	12,669	7.1%	30,562	6.5%

Worldwide rental rate revenue per transaction day (a)	$45.33	2.4%	$44.78	0.7%
Domestic	$44.85	2.7%	$43.91	0.4%
International (b)	$46.23	1.9%	$46.72	1.5%

Worldwide average number of company-operated cars during period	505,400	8.0%	467,100	7.1%
Domestic	327,200	7.9%	318,600	7.2%
International	178,200	8.1%	148,500	6.8%

Worldwide revenue earning equipment, net (in millions)	$8,869.1	8.9%	$8,869.1	8.9%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$407.8	1.4%	$1,134.6	4.0%
Same store revenue growth (a)	0.0%	N/M	1.9%	(90.9)%
Average acquisition cost of rental equipment operated during period (in millions)	$3,396.6	6.7%	$3,237.6	8.8%
Revenue earning equipment, net (in millions)	$2,720.0	7.8%	$2,720.0	7.8%

Other Financial Data (in millions)

Cash flows provided by operating activities	$10.6	(89.0)%	$2,213.1	0.5%
Levered after-tax cash flow before fleet growth (a)	(236.6)	7.1%	572.0	95.4%
Levered after-tax cash flow after fleet growth (a)	(203.2)	N/M	(34.2)	(67.1)%
EBITDA (a)	1,083.9	15.2%	2,632.2	13.3%
Corporate EBITDA (a)	555.1	13.5%	1,163.5	14.8%

Selected Balance Sheet Data (in millions)
	September 30,	December 31,
	2007	2006
Cash and equivalents	$397.3	$674.5
Total revenue earning equipment, net	11,589.1	9,805.5
Total assets	20,225.2	18,677.4
Total debt	13,035.0	12,276.2
Net corporate debt (a)	4,571.5	4,537.3
Net fleet debt (a)	7,636.0	6,511.9
Stockholders’ equity	2,826.2	2,534.6

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b) Based on 12/31/06 foreign exchange rates.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Total revenues:	$1,982.2	$464.9	$2.5	$2,449.6	$1,785.5	$453.0	$2.1	$2,240.6
Expenses:
Direct operating and selling, general and administrative	1,139.4	254.6	25.3	1,419.3	1,072.8	256.1	30.2	1,359.1
Depreciation of revenue earning equipment	456.9	78.1	—	535.0	393.5	74.4	—	467.9
Interest, net of interest income	135.4	37.8	67.0	240.2	114.4	38.0	97.3	249.7
Total expenses	1,731.7	370.5	92.3	2,194.5	1,580.7	368.5	127.5	2,076.7
Income (loss) before income taxes and minority interest	250.5	94.4	(89.8)	255.1	204.8	84.5	(125.4)	163.9
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.3	9.0	0.4	18.7	9.2	9.0	0.4	18.6
Depreciation of revenue earning equipment	(0.2)	4.8	—	4.6	(3.5)	7.2	—	3.7
Non-cash debt charges (b)	29.1	2.8	2.9	34.8	18.2	3.1	2.8	24.1
Restructuring charges (c)	11.9	0.4	3.8	16.1	—	—	—	—
Vacation accrual adjustment (c)	(6.5)	(2.2)	(0.5)	(9.2)	—	—	—	—
Unrealized loss on derivative (c)	—	—	7.0	7.0	—	—	—	—
CEO/CFO transition costs (c)	—	—	7.8	7.8	—	—	4.2	4.2
Stock-based compensation charges (c)	—	—	—	—	—	—	13.3	13.3
Mark-to-market Euro-denominated debt (d)	—	—	—	—	—	—	(2.3)	(2.3)
Interest on HGH debt	—	—	—	—	—	—	23.6	23.6
Adjusted pre-tax income (loss)	294.1	109.2	(68.4)	334.9	228.7	103.8	(83.4)	249.1
Assumed (provision) benefit for income taxes of 35%	(102.9)	(38.2)	23.9	(117.2)	(80.1)	(36.2)	29.2	(87.1)
Minority interest	—	—	(5.5)	(5.5)	—	—	(5.0)	(5.0)
Adjusted net income (loss)	$191.2	$71.0	$(50.0)	$212.2	$148.6	$67.6	$(59.2)	$157.0

Pro forma post-IPO diluted number of shares outstanding				324.8				324.8

Adjusted diluted earnings per share				$0.65				$0.48

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Total revenues:	$5,252.2	$1,287.8	$6.8	$6,546.8	$4,825.3	$1,236.6	$5.9	$6,067.8
Expenses:
Direct operating and selling, general and administrative	3,264.7	737.0	79.4	4,081.1	3,108.9	743.7	73.3	3,925.9
Depreciation of revenue earning equipment	1,279.7	219.2	—	1,498.9	1,110.1	201.3	—	1,311.4
Interest, net of interest income	328.6	107.4	225.3	661.3	323.2	101.3	248.1	672.6
Total expenses	4,873.0	1,063.6	304.7	6,241.3	4,542.2	1,046.3	321.4	5,909.9
Income (loss) before income taxes and minority interest	379.2	224.2	(297.9)	305.5	283.1	190.3	(315.5)	157.9
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	28.0	26.5	1.3	55.8	29.9	26.5	1.5	57.9
Depreciation of revenue earning equipment	(2.9)	16.1	—	13.2	(12.8)	19.3	—	6.5
Non-cash debt charges (b)	53.9	8.3	25.1	87.3	58.9	8.9	9.0	76.8
Restructuring charges (c)	46.3	3.4	15.7	65.4	—	—	—	—
Vacation accrual adjustment (c)	(20.4)	(7.0)	(1.4)	(28.8)	—	—	—	—
Unrealized gain on derivative (c)	—	—	(3.2)	(3.2)	—	—	—	—
Secondary offering costs (c)	—	—	2.0	2.0	—	—	—	—
CEO/CFO transition costs (c)	—	—	11.0	11.0	—	—	5.4	5.4
Stock-based compensation charges (c)	—	—	—	—	—	—	13.3	13.3
Gain on sale of swap derivative (c)	—	—	—	—	—	—	(6.6)	(6.6)
Mark-to-market Euro-denominated debt (d)	—	—	—	—	—	—	19.2	19.2
Interest on HGH debt	—	—	—	—	—	—	23.8	23.8
Adjusted pre-tax income (loss)	484.1	271.5	(247.4)	508.2	359.1	245.0	(249.9)	354.2
Assumed (provision) benefit for income taxes of 35%	(169.4)	(95.0)	86.5	(177.9)	(125.7)	(85.7)	87.5	(123.9)
Minority interest	—	—	(14.4)	(14.4)	—	—	(12.3)	(12.3)
Adjusted net income (loss)	$314.7	$176.5	$(175.3)	$315.9	$233.4	$159.3	$(174.7)	$218.0

Pro forma post-IPO diluted number of shares outstanding				324.8				324.8

Adjusted diluted earnings per share				$0.97				$0.67

(a)

Includes the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Non-cash debt charges represents the amortization of deferred financing costs and debt discount. For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rates swaps and for the nine months ended September 30, 2007, includes the write off of $16.1 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)

Represents unrealized gains and losses on currency translation of Euro denominated debt, which are included within selling, general and administrative expense in our statement of operations. On October 1, 2006, we designated this Euro-denominated debt as an effective net investment hedge of our Euro-denominated net investment in our foreign operations, as such we will no longer incur unrealized exchange transaction gains or losses in our consolidated statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Income (loss) before income taxes and minority interest	$250.5	$94.4	$(89.8)	$255.1	$204.8	$84.5	$(125.4)	$163.9
Depreciation and amortization	496.3	96.2	1.6	594.1	437.6	93.0	1.3	531.9
Interest, net of interest income	135.4	37.8	67.0	240.2	114.4	38.0	97.3	249.7
Minority interest	—	—	(5.5)	(5.5)	—	—	(5.0)	(5.0)
EBITDA	882.2	228.4	(26.7)	1,083.9	756.8	215.5	(31.8)	940.5
Adjustments:
Car rental fleet interest	(132.5)	—	—	(132.5)	(107.8)	—	—	(107.8)
Car rental fleet depreciation	(456.9)	—	—	(456.9)	(393.5)	—	—	(393.5)
Non-cash expenses and charges (a)	28.5	—	17.4	45.9	17.5	—	27.5	45.0
Extraordinary, unusual or non-recurring gains and losses (b)	5.4	(1.8)	11.1	14.7	—	—	4.2	4.2
Sponsors’ fees	—	—	—	—	—	—	0.8	0.8
Corporate EBITDA	$326.7	$226.6	$1.8	555.1	$273.0	$215.5	$0.7	489.2
Equipment rental maintenance capital expenditures, net				(69.9)				(64.1)
Non-fleet capital expenditures, net				(46.5)				(30.3)
Changes in working capital				(599.5)				(472.6)
Changes in other assets and liabilities				34.4				(4.7)
Unlevered pre-tax cash flow (c)				(126.4)				(82.5)
Corporate net cash interest				(99.7)				(133.9)
Corporate cash taxes				(10.5)				(4.5)
Levered after-tax cash flow before fleet growth (c)				(236.6)				(220.9)
Equipment rental fleet growth capital expenditures				(149.1)				(63.7)
Car rental net fleet equity requirement				182.5				638.6
Levered after-tax cash flow after fleet growth (c)				$(203.2)				$354.0

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Income (loss) before income taxes and minority interest	$379.2	$224.2	$(297.9)	$305.5	$283.1	$190.3	$(315.5)	$157.9
Depreciation and amortization	1,401.7	273.3	4.8	1,679.8	1,245.4	255.7	4.6	1,505.7
Interest, net of interest income	328.6	107.4	225.3	661.3	323.2	101.3	248.1	672.6
Minority interest	—	—	(14.4)	(14.4)	—	—	(12.3)	(12.3)
EBITDA	2,109.5	604.9	(82.2)	2,632.2	1,851.7	547.3	(75.1)	2,323.9
Adjustments:
Car rental fleet interest	(320.7)	—	—	(320.7)	(304.1)	—	—	(304.1)
Car rental fleet depreciation	(1,279.7)	—	—	(1,279.7)	(1,110.1)	—	—	(1,110.1)
Non-cash expenses and charges (a)	51.4	2.5	28.2	82.1	56.8	—	45.8	102.6
Extraordinary, unusual or non-recurring gains and losses (b)	25.9	(3.6)	27.3	49.6	—	—	(1.2)	(1.2)
Sponsors’ fees	—	—	—	—	—	—	2.5	2.5
Corporate EBITDA	$586.4	$603.8	$(26.7)	1,163.5	$494.3	$547.3	$(28.0)	1,013.6
Equipment rental maintenance capital expenditures, net				(194.2)				(173.4)
Non-fleet capital expenditures, net				(130.7)				(141.6)
Changes in working capital				56.9				(66.1)
Changes in other assets and liabilities				(4.8)				23.0
Unlevered pre-tax cash flow (c)				890.7				655.5
Corporate net cash interest				(300.3)				(346.2)
Corporate cash taxes				(18.4)				(16.5)
Levered after-tax cash flow before fleet growth (c)				572.0				292.8
Equipment rental fleet growth capital expenditures				(297.4)				(467.3)
Car rental net fleet equity requirement				(308.8)				70.4
Levered after-tax cash flow after fleet growth (c)				$(34.2)				$(104.1)

Table 6 (pg. 2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
Non-Cash Expenses and Charges	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Non-cash amortization of debt costs included in car rental fleet interest	$28.5	$—	$—	$28.5	$17.5	$—	$—	$17.5
Corporate non-cash stock-based employee compensation charges	—	—	7.0	7.0	—	—	18.9	18.9
Corporate non-cash charges for pension	—	—	1.3	1.3	—	—	4.3	4.3
Corporate non-cash charges for public liability and property damage	—	—	2.1	2.1	—	—	1.7	1.7
Corporate unrealized loss on derivatives	—	—	7.0	7.0	—	—	2.6	2.6
Total non-cash expenses and charges	$28.5	$—	$17.4	$45.9	$17.5	$—	$27.5	$45.0

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Non-cash amortization of debt costs included in car rental fleet interest	$52.2	$—	$—	$52.2	$56.8	$—	$—	$56.8
Corporate non-cash stock-based employee compensation charges	—	—	20.8	20.8	—	—	20.9	20.9
Non-cash charges for workers’ compensation	(0.8)	2.5	0.1	1.8	—	—	—	—
Corporate non-cash charges for pension	—	—	3.0	3.0	—	—	2.7	2.7
Corporate non-cash charges for public liability and property damage	—	—	7.2	7.2	—	—	—	—
Corporate unrealized (gain) loss on derivatives	—	—	(2.9)	(2.9)	—	—	3.0	3.0
Corporate unrealized losses on mark-to-market of Euro-denominated debt	—	—	—	—	—	—	19.2	19.2
Total non-cash expenses and charges	$51.4	$2.5	$28.2	$82.1	$56.8	$—	$45.8	$102.6

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
Extraordinary, Unusual or Non-Recurring Items	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Restructuring charges	$11.9	$0.4	$3.8	$16.1	$—	$—	$—	$—
Vacation accrual adjustment	(6.5)	(2.2)	(0.5)	(9.2)	—	—	—	—
CEO/CFO transition costs	—	—	7.8	7.8	—	—	4.2	4.2
Total extraordinary, unusual or non-recurring items	$5.4	$(1.8)	$11.1	$14.7	$—	$—	$4.2	$4.2

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total

Restructuring charges	$46.3	$3.4	$15.7	$65.4	$—	$—	$—	$—
Vacation accrual adjustment	(20.4)	(7.0)	(1.4)	(28.8)	—	—	—	—
Secondary offering costs	—	—	2.0	2.0	—	—	—	—
CEO/CFO transition costs	—	—	11.0	11.0	—	—	5.4	5.4
Gain on sale of swap derivative	—	—	—	—	—	—	(6.6)	(6.6)
Total extraordinary, unusual or non-recurring items	$25.9	$(3.6)	$27.3	$49.6	$—	$—	$(1.2)	$(1.2)

(c) Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

	Three Months Ended		Nine Months Ended
Reconciliation from Operating Cash Flows	September 30,		September 30,
to EBITDA:	2007	2006	2007	2006

Net cash provided by operating activities	$10.6	$96.3	$2,213.1	$2,202.8
Amortization of debt costs and debt modification costs	(17.1)	(25.3)	(69.5)	(78.0)
Provision for losses on doubtful accounts	(4.1)	(4.5)	(10.4)	(13.7)
Unrealized (loss) gain on derivatives	(7.0)	(2.6)	3.0	(3.0)
Unrealized gain (loss) on mark-to-market of Euro-denominated debt	—	2.3	—	(19.2)
(Loss) gain on ineffectiveness of interest rate swaps	(17.7)	—	(17.7)	1.0
Stock-based employee compensation	(10.5)	(18.9)	(24.3)	(20.9)
Provision for public liability and property damage	(55.4)	(42.7)	(147.7)	(129.1)
Minority interest	(5.5)	(5.0)	(14.4)	(12.3)
Deferred income taxes	(42.2)	(42.6)	(58.1)	(61.0)
Vacation accrual adjustment	9.2	—	28.8	—
Gain on sale of property	9.8	—	9.8	—
Payments of public liability and property damage claims and expenses	53.3	43.0	140.4	138.0
Provision for taxes on income	86.9	51.4	107.3	69.5
Interest, net of interest income	240.2	249.7	661.3	672.6
Net changes in assets and liabilities	833.4	639.4	(189.4)	(422.8)
EBITDA	$1,083.9	$940.5	$2,632.2	$2,323.9

	September 30,	December 31,
Net Corporate Debt & Net Fleet Debt	2007	2006

Corporate Debt
Debt, less:	$13,035.0	$12,276.2
U.S Fleet Debt and Pre-Acquisition Notes	5,099.6	4,845.2
International Fleet Debt	2,398.8	1,987.8
Fleet Financing Facility	166.3	165.9
Canadian Fleet Financing Facility	272.7	—
Other International Facilities	88.6	—
Fleet Debt	$8,026.0	$6,998.9
Corporate Debt	$5,009.0	$5,277.3

Corporate Restricted Cash
Restricted Cash, less:	$430.2	$552.5
Restricted Cash Associated with Fleet Debt	(390.0)	(487.0)
Corporate Restricted Cash	$40.2	$65.5

Net Corporate Debt
Corporate Debt, less:	$5,009.0	$5,277.3
Cash and Equivalents	(397.3)	(674.5)
Corporate Restricted Cash	(40.2)	(65.5)
Net Corporate Debt	$4,571.5	$4,537.3

Net Fleet Debt
Fleet Debt, less:	$8,026.0	$6,998.9
Restricted Cash Associated with Fleet Debt	(390.0)	(487.0)
Net Fleet Debt	$7,636.0	$6,511.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Car rental rate revenue per transaction day (a)	2007	2006	2007	2006

Car rental revenue per statement of operations (b)	$1,944.4	$1,753.3	$5,161.2	$4,745.6
Non-rental rate revenue (c)	(252.0)	(234.0)	(708.6)	(651.3)
Foreign currency adjustment	(32.3)	17.5	(47.8)	69.3
Rental rate revenue	$1,660.1	$1,536.8	$4,404.8	$4,163.6
Transactions days (in thousands)	36,626	34,716	98,355	93,661
Rental rate revenue per transaction day (in whole dollars)	$45.33	$44.27	$44.78	$44.45

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Equipment rental and rental related revenue (a)	2007	2006	2007	2006

Equipment rental revenue per statement of operations	$464.8	$452.9	$1,287.4	$1,236.2
Equipment sales and other revenue	(49.3)	(50.0)	(140.6)	(147.2)
Foreign currency adjustment	(7.7)	(0.6)	(12.2)	1.9
Rental and rental related revenue	$407.8	$402.3	$1,134.6	$1,090.9

(a)	Based on 12/31/06 foreign exchange rates.
(b)

Consists of U.S. off-airport revenues of $276.8 million and $243.6 million for the three months ended September 30, 2007 and 2006, respectively, and $732.2 million and $671.5 million for the nine months ended September 30, 2007 and 2006, respectively.

(c)

Consists of domestic revenues of $171.6 million and $152.2 million and international revenues of $80.4 million and $81.8 million for the three months ended September 30, 2007 and 2006, respectively, and domestic revenues of $495.5 million and $443.4 million and international revenues of $213.1 million and $207.9 million for the nine months ended September 30, 2007 and 2006, respectively.